For Immediate Release Dallas, Texas Contact: Beth Stavinoha July 26, 2022 (972) 707-4109 VERITEX HOLDINGS, INC. SECOND QUARTER EARNINGS CALL Dallas, Texas – July 26, 2023, (www.veritexbank.com) Wednesday, July 26, during the Veritex Holdings, Inc. second quarter earnings call, a staff member had a medical emergency. This individual is not one of the named executive officers. The call will not be rescheduled. About Veritex Bank Veritex Community Bank is a mid-sized community bank serving its customers with a full suite of banking products and services. The bank has convenient branch locations in Houston, Fort Worth, and Dallas, Texas, with total assets of more than $12 billion. The bank, headquartered in Dallas, specializes in providing depository and credit services to small to mid-size businesses, which have been largely neglected by national banks. The name “Veritex” is derived from the Latin word “veritas,” meaning truth and “Texas.”